SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): September 26, 1995



              AMERICAN NATIONAL BANKSHARES INC.
   (Exact name of registrant as specified in its charter)




         Virginia           0-12820                   54-1284688
     (State or other      (Commission               (IRS Employer
     jurisdiction of      File Number)              Identification No.)
     incorporation)


            628 Main Street, Danville, Virginia 24541
     (Address, including zip code, of principal executive office)

                         (804) 792-5111
       (Registrant's telephone number, including area code)


Item 5.Other Events.

       On September 26, 1995, American National Bankshares Inc. ("ANB") and Mutual Savings Bank, F.S.B. ("Mutual") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Mutual will be acquired by ANB. The Boards of Directors of ANB and Mutual approved the
Agreement and the transactions contemplated thereby at separate meetings held on September 19 and 26, 1995, respectively.

       In accordance with the terms of the Agreement, ANB will acquire Mutual pursuant to a merger (the "Merger") of Mutual with and into American National Bank and Trust Company ("American National"), a wholly owned subsidiary of ANB, with American National as the surviving entity resulting from the Merger. The Merger will be effected pursuant to the terms of a Plan of Merger, dated as of September 26, 1995, by and between American National and Mutual (the "Plan of Merger").

       Upon consummation of the Merger, each share of the $1.00 par value common stock of Mutual ("Mutual Common Stock") (excluding shares held by Mutual or any subsidiary of Mutual or by ANB or any subsidiary of ANB, which shares shall be canceled as provided in Section 3.3 of the Agreement, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted into and exchanged for .705 of a share (the "Exchange Ratio") of the $1.00 par value common stock of ANB ("ANB Common Stock").

       In addition, at the Effective Time, all rights with respect to Mutual Common Stock, pursuant to stock options granted by Mutual under the existing stock plans of Mutual ("Mutual Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be assumed by ANB and shall become options to purchase shares of ANB Common Stock on a basis that reflects the Exchange Ratio.

       In lieu of receiving ANB Common Stock, the Agreement provides that any holder of shares of Mutual Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by 12 C.F.R. 552.14 shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law.

        The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

       Under the terms of the Agreement, ANB shall organize as a subsidiary of ANB or American National, as soon as reasonably practicable after the Effective Time and subject to receipt of all necessary consents from regulatory authorities, a mortgage banking subsidiary to be named "Mutual Mortgage Company."

       In addition, the Agreement contemplates that ANB shall cause two (2) members of Mutual's Board of Directors, which members shall be nominated by Mutual and approved by ANB and willing so to serve (subject to any applicable legal restrictions) and shall include Mr. H. Dan Davis, the current President and Chief Executive Officer of Mutual, to be elected or appointed as directors of ANB and American National at the first meetings of the Boards of Directors of ANB and American National held after the Effective Time. The Agreement further provides that, at the first annual meeting of shareholders of ANB after the Effective Time, ANB shall take all corporate action necessary to, and shall, renominate such two (2) Former Mutual Directors for election as directors of ANB and shall recommend that the ANB shareholders vote for the election of such individuals as directors. The Agreement also contemplates that ANB shall appoint Mr. H. Dan Davis as (i) Executive Vice President of ANB and Senior Vice President of American National at the Effective Time and (ii) President and Chief Executive Officer of Mutual Mortgage Company at the time of its organization.

       Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the shareholders of Mutual of appropriate matters relating to the Agreement, the Plan of Merger, and the Merger required to be approved under applicable law; (ii) receipt of the approval by the shareholders of ANB of an amendment to ANB's Articles of Incorporation increasing the number of authorized shares of ANB Common Stock to permit the completion of the transactions contemplated by the Agreement ("Articles of Incorporation Amendment"); (iii) receipt of certain regulatory approvals from the Office of the Comptroller of the Currency and other applicable regulatory authorities; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt by Mutual of an opinion from its financial advisor that the Exchange Ratio is fair to the shareholders of Mutual, from a financial point of view; (vi) receipt by ANB of an opinion from its financial advisor that the Exchange Ratio is fair to the shareholders of ANB, from a financial point of view; (vii) receipt by ANB of a letter from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (viii) satisfaction of certain other conditions.

       The Agreement, the Plan of Merger, and the Merger will be submitted for approval at a meeting of the shareholders of Mutual. The Articles of Incorporation Amendment and related matters will be submitted for approval at a meeting of the shareholders of ANB. Prior to either shareholders meeting, ANB will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of ANB Common Stock to be issued in exchange for the outstanding shares of Mutual Common Stock. Such shares of stock of ANB will be offered to the Mutual shareholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the shareholders of Mutual and ANB, respectively.

       For additional information regarding the Agreement and the Plan of Merger, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.




                         SIGNATURES

        Pursuant   to  the  requirements  of  the   Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     AMERICAN NATIONAL BANKSHARES INC.
                        (Registrant)



                           By /s/ Charles H. Majors
                              Charles H. Majors
                              President and Chief Executive Officer


Date:  September 27, 1995

                      INDEX TO EXHIBITS


                                                          Sequential
 Exhibit                                                  Page No.

 2.1	Agreement and Plan of Reorganization, dated as of
        September 26, 1995, by and between American National
        Bankshares Inc. and Mutual Savings Bank, F.S.B. .

 2.2	Plan of Merger, dated as of September 26, 1995,
        by and between American National Bank and Trust Company and Mutual Savings Bank, F.S.B.

 99.1	Text  of joint press release,  dated September 26, 1995,
	issued  by  American  National  Bankshares  Inc. and
	Mutual Savings Bank, F.S.B.